UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      March 15, 2004

                       PHOTRONICS, INC.
 (Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (203) 775-9000

(Former name or former address, if changed since last report)

Item 5.	Other Events

As a result of questions received by Photronics, Inc., it reports that the aggregate fees paid to Deloitte & Touche LLP in fiscal 2003 for tax planning and compliance amounted to $1,062,000.  Included in this amount were payments totaling $963,000 for services performed prior to fiscal 2002 pursuant to an engagement letter executed in 1999.

The associated fees paid to Deloitte & Touche LLP in 2003 related to Photronics, Inc. receiving both federal and state research and development tax credit refunds during 2003 as a result of Photronics, Inc. having successfully concluded a number of audits of prior year’s federal and state tax returns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE March 15, 2004	BY /s/ Edwin L. Lewis
Edwin L. Lewis
Vice President, General Counsel and Secretary